UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 9, 2010 (December 9, 2010)

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza,
620 Zhang Yang Road, Pudong District, Shanghai 200122
People's Republic of China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   86-21-58359979

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 9, 2010, ShengdaTech, Inc. (the “Company”) announced in a press release its proposed plans to offer, subject to market and other conditions, an aggregate of $90 million of senior convertible notes due 2015 (the “Notes”) in a private offering.  The Company also intends to grant the initial purchasers an option to purchase an additional $30 million of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of ShengdaTech, Inc., dated December 9, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.

Date: December 9, 2010	By:	/s/ Xiangzhi Chen
Xiangzhi Chen
Chairman and Chief Executive Officer